UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 16, 2006

Date of Report

iBroadband, Inc. (Name of small business issuer in its charter)	Nevada (State or other jurisdiction of incorporation or organization)
88-0464894 (I.R.S. Employer Identification No.)	14286 Gillis Rd. Farmers Branch, TX (Address of principal executive offices)
Issuer's telephone number: (972) 458-0909	75244 (Zip Code)
None (Former name of former address, if changed since last report)	000-51918 (Commission File Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[   ]  Written communications pursuant to Rule 425 under the Securities Act

     (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the

     Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the

     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 14, 2007, iBroadband, Inc. (the “Company”) entered into a written agreement (the “Agreement”) with Computers & Tele-Comm, Inc. (“CTC”) and its shareholders (“Shareholders”) by the terms and conditions of which the Shareholders of CTC have agreed to sell and transfer to the Company 100% of the issued and outstanding shares of CTC. As a result of the transaction, CTC shall become a wholly-owned subsidiary of the Company or one of its affiliates. As consideration for its purchase of the CTC shares, the Company has agreed to pay and issue to the CTC shareholders a number of the Company’s restricted common shares equal in fair market value to the sum of $2,500,000 (the “Shares”). The actual number of the Shares to be issued will be determined by taking the mean of the average of the closing bid and asked prices reported on the Over The Counter Bulletin Board on the last business day immediately preceding the closing date of Agreement. The closing date has not been determined.

CTC is a fixed wireless internet service provider based in Kansas City, Missouri, servicing customers within the Kansas City metropolitan area.

The foregoing descriptions of the Agreement are not complete and are qualified in their entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10 to this Form 8-K dated March 16, 2007 and incorporated by reference herein.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 13, 2007, the Board of Directors of the Company voted to increase the number of the Company’s directors from three to four and elected Vik Grover as a new independent director to serve in the newly created directorship until his successor has been duly elected. Mr. Grover has been elected to the Board under the arrangement by which, (i) the Company will cover all necessary and customary expenses associated with the discharge of his duties as a director, (ii) Mr. Grover was granted a fully vested option to purchase 50,000 shares of the Company’s common stock at a price per common share of $0.02, and (iii) he will be granted options to purchase 50,000 shares of the common stock of the Company on each anniversary date of his election to the Board, commencing on March 13, 2008, for so long as he remains a member of the Board of Directors of the Company, on and as of said anniversary date at an exercise price equal to the then market price per share on the date of each grant. His options in the Company shall vest on each date of the grant. There are no related party transactions between Mr. Grover and the Company.

Exhibit No.	Description
10	Agreement for Exchange of Stock with Computers Tele-Comm, Inc. (“CTC”) and its shareholders

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2006

iBroadband, Inc.

(Registrant)

By: /s/ Matthew Hutchins

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Title:  President/CEO